EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(UNAUDITED)

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2013 and 2012	3

Balance Sheet as of September 30, 2013 and December 31, 2012	4

Statement of Cash Flows for the nine months ended September 30, 2013 and 2012	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2013	2012	2013	2012

Operating Revenues	$6,298	$5,946	$49,448	$40,947

Operating Expenses
Operation
Natural gas purchased	1,704	1,179	22,501	16,861
Operation and maintenance	3,282	3,555	11,522	10,815
Depreciation and amortization	1,739	1,668	5,225	4,980
Taxes - other than income taxes	620	607	1,995	1,931
Total Operating Expenses	7,345	7,009	41,243	34,587
Operating Income	(1,047)	(1,063)	8,205	6,360

Other Income and (Deductions), net	303	347	767	1,682

Interest Charges, net
Interest on long-term debt	699	727	2,097	2,181
Other interest, net	-	1	5	5
	699	728	2,102	2,186
Amortization of debt expense and redemption premiums	29	29	88	88
Total Interest Charges, net	728	757	2,190	2,274

Income (Loss) Before Income Taxes	(1,472)	(1,473)	6,782	5,768

Income Taxes	(594)	(589)	2,621	2,130

Net Income (Loss)	$(878)	$(884)	$4,161	$3,638

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net Income (Loss)	$(878)	$(884)	$4,161	$3,638
Other Comprehensive Income (Loss), net	3	21	(25)	45
Comprehensive Income (Loss)	$(875)	$(863)	$4,136	$3,683

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$2,163	$2,032
Accounts receivable less allowance of $1,009 and $767, respectively	3,114	7,925
Unbilled revenues	682	1,615
Current regulatory assets	3,620	2,912
Deferred income taxes	-	909
Natural gas in storage, at average cost	4,030	3,908
Current portion of derivative assets	-	1,000
Prepayments	2,177	2,082
Other	741	736
Total Current Assets	16,527	23,119

Other investments	1,210	1,357

Net Property, Plant and Equipment	125,507	121,682

Regulatory Assets (future amounts owed from customers through the ratemaking process)	40,384	44,612

Deferred Charges and Other Assets
Unamortized debt issuance expenses	832	920
Goodwill	51,932	51,933
Other	-	7
Total Deferred Charges and Other Assets	52,764	52,860

Total Assets	$236,392	$243,630

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Intercompany payable	2,000	7,000
Accounts payable	2,568	4,873
Accrued liabilities	6,100	5,893
Taxes accrued	5,300	3,911
Interest accrued	390	833
Total Current Liabilities	18,751	24,903

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	24,850	25,312

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	26,313	26,863

Other Noncurrent Liabilities
Pension accrued	8,265	8,198
Environmental remediation costs	3,500	3,500
Other	11,538	10,353
Total Other Noncurrent Liabilities	23,303	22,051

Commitments and Contingencies

Capitalization
Long-term debt	34,777	35,479

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	2,312	2,911
Accumulated other comprehensive income (loss)	(9)	16
Net Common Stock Equity	108,398	109,022

Total Capitalization	143,175	144,501

Total Liabilities and Capitalization	$236,392	$243,630

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$4,161	$3,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,313	5,058
Deferred income taxes	447	(410)
Pension expense	1,432	827
Other non-cash items, net	915	82
Changes in:
Accounts receivable, net	4,569	4,536
Unbilled revenues	933	573
Natural gas in storage	(122)	852
Accounts payable	(3,179)	(2,705)
Interest accrued	(442)	(449)
Taxes accrued	1,389	1,620
Accrued pension	(1,365)	(859)
Accrued liabilities	208	(714)
Other assets	966	(113)
Other liabilities	1,123	(359)
Total Adjustments	12,187	7,939
Net Cash provided by Operating Activities	16,348	11,577

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(6,604)	(8,114)
Other	147	41
Net Cash used in Investing Activities	(6,457)	(8,073)

Cash Flows from Financing Activities
Intercompany payable	(5,000)	-
Payment of common stock dividend	(4,760)	(5,000)
Net Cash used in Financing Activities	(9,760)	(5,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	131	(1,496)
Balance at beginning of period	2,032	2,474
Balance at end of period	$2,163	$978

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$884	$238

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2013
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2012	100	$-	$106,095	$2,911	$16	$109,022

Net income				4,161		4,161
Other comprehensive loss, net of tax					(25)	(25)
Payment of common stock dividend				(4,760)		(4,760)
Balance as of September 30, 2013	100	$-	$106,095	$2,312	$(9)	$108,398